Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-266291, 333-263345, 333-254770, 333-237658, 333-229921, 333-224492, 333-220058, 333-204590 and 333-193635) and Form S-3 (File Nos. 333-256643, 333-234107 and 333-225048) of our report, dated February 28, 2024, with respect to the consolidated balance sheets of ADMA Biologics, Inc. and subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows and financial statement schedule II – valuation and qualifying accounts for each of the years in the three-year period ended December 31, 2023, and our report dated February 28, 2024 with respect to the effectiveness of internal control over financial reporting of ADMA Biologics, Inc. and subsidiaries as of December 31, 2023, included in this Annual Report on Form 10-K of ADMA Biologics, Inc. and subsidiaries for the year ended December 31, 2023.

/s/ CohnReznick LLP

Parsippany, New Jersey

February 28, 2024